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                                                                     EXHIBIT 5.1


                               December 20, 1995


Business Records Corporation Holding Company
1111 West Mockingbird, Suite 1500
Dallas, Texas 75247

     Re:  Business Records Corporation Holding Company
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Business Records Corporation Holding Company, a Delaware corporation (the "Company"), in connection with the preparation and filing of that Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on December 21, 1995, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of up to 14,381 shares of the $0.10 par value common stock (the "Common Stock") of the Company consisting of (i) 13,933 shares of Common Stock issuable upon the exercise of stock options (collectively, the "Options") granted under the Clinical Resource Systems, Inc. Stock Option Plan (the "Plan") and (ii) 448 shares of Common Stock issuable to the holders of that certain Clinical Resource Systems, Inc. Common Stock Purchase Warrant expiring August 9, 1996 (the "Warrant").

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company; (2) the Registration Statement and exhibits thereto; and (3) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents,
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Business Records Corporation
December 21, 1994
Page 2


records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, (1) assuming that (i) the outstanding Options were duly granted and the Options to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan and (iii) the consideration for the shares of Common Stock issuable upon the exercise of such Options is actually received by the Company as provided in the Plan and the particular Option and such consideration exceeds the par value of such shares, then the 13,933 shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable and (2) assuming that (i) the outstanding Warrant was duly issued, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to the holder of the Warrant, (iii) the Warrant is properly exercised for shares of Common Stock in accordance with the Warrant Certificate and other applicable documents and (iv) the consideration for the shares of Common Stock issued pursuant to the Warrants is actually received by the Company and such amount exceeds the par value of such shares, then the 448 shares of Common Stock issued upon the exercise of the Warrant will be duly and validly issued, fully paid and nonassessable.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is

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Business Records Corporation
December 21, 1994
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required under Section 7 of the Securities Act or the Rules and Regulations of
the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ ARTER, HADDEN, JOHNSON & BROMBERG

                                        ARTER, HADDEN, JOHNSON & BROMBERG